EXHIBIT 99.3

                            JOURNAL REGISTER COMPANY

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                      AND CONSOLIDATED STATEMENTS OF INCOME

                                   (Unaudited)

On August 12, 2004, the Company completed the acquisition of 21st Century Newspapers, Inc. ("21st Century"), which included four daily newspapers and 87 non-daily publications in Michigan (the "Acquisition").

The purchase price of $415 million for the Acquisition was paid for through borrowings under the Company's new credit agreement (the "Credit Agreement"), which provides credit facilities in an aggregate amount of up to $1.05 billion. Proceeds from the Credit Agreement were also used to repay outstanding debt under a prior credit agreement.

The following Pro Forma Consolidated Financial Statements, which are unaudited, have been prepared to give effect to the acquisition of 21st Century. The acquisition will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, BUSINESS COMBINATIONS. Under the purchase method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their estimated fair values with the remainder allocated to goodwill. Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, provides that goodwill resulting from a business combination completed subsequent to June 30, 2001 will not be amortized but instead is required to be tested for impairment at least annually.

The purchase price has been allocated to the net assets acquired based on information currently available with regard to the value of such assets. The estimated fair values contained herein are preliminary in nature, and may not be indicative of the final purchase price allocation, which will be based on an assessment of fair value performed by an independent appraiser. Accordingly, the final determination of value could result in a significant increase or decrease in amortization expense in future periods from the amounts currently estimated.

The preliminary estimates of fair values of the assets and liabilities of 21st Century have been consolidated with the recorded values of the assets and liabilities of the Company in the Pro Forma Consolidated Financial Statements. Since the purchase accounting information is preliminary, it has been included herein solely for the purpose of providing such pro forma financial information. In addition, certain information of 21st Century has been reclassified to conform to the Company's presentation.

The accompanying unaudited Pro Forma Consolidated Balance Sheet of the Company as of June 27, 2004 gives effect to the Acquisition and the Credit Agreement as if such transactions had occurred on June 27, 2004. The accompanying unaudited Pro Forma Consolidated Statements of Income of the Company for the year ended December 28, 2003 and the twenty-six weeks ended June 27, 2004 give effect to the Acquisition and the Credit Agreement, as if such transactions had occurred on December 30, 2002.

The Pro Forma Consolidated Financial Statements are presented for illustrative purposes only and are based upon certain assumptions and estimates that are subject to change. These statements are not necessarily indicative of the actual results of operations that might have occurred if the Company and 21st


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


Century had been consolidated during the periods presented, nor are they necessarily indicative of expected results in the future.

The Pro Forma Consolidated Financial Statements should be read in conjunction with the Company's historical Consolidated Financial Statements and related notes and 21st Century's Consolidated Financial Statements and related notes included herein.


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


                            JOURNAL REGISTER COMPANY
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 27, 2004
                                   (Unaudited)


(IN THOUSANDS)                                                PRO FORMA         PRO FORMA
                                     JRC     21ST CENTURY    ADJUSTMENTS       CONSOLIDATED
                                                               (NOTE A)
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents          $     37    $  9,013      $(419,250) (1)    $       37
                                                               420,737(1)(2)
Accounts receivable, less
  allowance for doubtful accounts    44,244      20,852        (10,500) (2)        65,096

Inventories                           6,660       2,746                             9,406

Deferred income taxes                 2,981           -          8,400  (3)        11,381

Other current assets                  7,121       2,601                             9,722
                                   ------------------------------------      -------------
TOTAL CURRENT ASSETS                 61,043      35,212           (613)            95,642

PROPERTY, PLANT AND EQUIPMENT:

Land and land improvements           10,720       2,699           (208) (5)        13,211

Buildings and improvements           77,044      14,792         (2,504) (5)        89,332

Machinery and equipment             177,165      46,736        (28,387) (5)       195,514

Construction in progress              9,373          95                             9,468
                                   -------------------------------------     -------------
Total                               274,302      64,322        (31,099)           307,525

Less accumulated depreciation      (149,939)    (31,099)        31,099  (5)       149,939)
                                   -------------------------------------     -------------
NET PROPERTY, PLANT AND EQUIPMENT   124,363      33,223              -            157,586

INTANGIBLE AND OTHER ASSETS:

Goodwill                            492,179     177,726       (177,726) (1)       845,424
                                                               353,245  (1)
Other intangible assets, net of                                 11,907  (2)
  accumulated amortization           14,498      31,252         (1,273) (4)        56,384

Other assets                          3,751       4,266         (4,106) (1)         3,911
                                   -----------------------------------       -------------
TOTAL ASSETS                       $695,834    $281,679      $ 181,434         $1,158,947
                                   ===================================       =============

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


                            JOURNAL REGISTER COMPANY
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 27, 2004
                                   (Unaudited)

(IN THOUSANDS)                                                PRO FORMA         PRO FORMA
                                     JRC     21ST CENTURY    ADJUSTMENTS       CONSOLIDATED
                                                               (NOTE A)

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
Current maturities of long-term
  debt                               $ 40,324    $  8,250    $ (40,324) (2)

                                                                (8,250) (1)    $        -

Accounts payable                       12,384       5,972          196  (1)        18,552

Accrued interest                        1,902       2,876       (4,452) (1)(2)        326

Deferred subscription revenue          11,091       4,253                          15,344

Accrued salaries and vacation           5,780       5,415                          11,195

Fair market value of hedges               583          92          (92) (1)           583
Other accrued expenses and
  current liabilities                  18,786       2,689        1,407  (2)        35,225
                                                                  (499) (4)
                                                                12,842  (1)(2)
                                      -------------------    -----------      -------------

Total current liabilities              90,850      29,547      (39,172)            81,225

Senior and senior subordinated
  debt, less current maturities       338,530     148,445     (148,445) (1)       806,633

                                                              (338,530) (2)

                                                               806,633  (1)(2)

Deferred income taxes                  51,496           -       (7,548) (1)        52,348
                                                                 8,400  (3)
Accrued retiree benefits and
  other liabilities                    20,468       4,557                          25,025

Income taxes payable                   90,068                                      90,068

Commitments and contingencies

STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value
  per share, 300,000,000 shares
  authorized, 48,437,581
  issued at June 27, 2004
  and December 28, 2003                   484     106,896     (106,896) (1)           484

Additional paid-in capital            360,260                                     360,260

Unearned compensation                    (133)     (1,804)       1,804  (1)          (133)

Accumulated deficit                  (142,419)     (5,080)       5,080  (1)      (143,193)
                                                                  (774) (4)             -
                                     -------------------     -----------      -------------
                                      218,192     100,012     (100,786)           217,418

Less treasury stock,
  6,486,651 and 6,837,948 shares
  respectively, at cost               (95,637)                       -            (95,637)
Accumulated other comprehensive
  loss, net of tax                    (18,133)       (882)         882  (1)       (18,133)
                                    ------------------------------------      -------------
NET STOCKHOLDERS' EQUITY              104,422      99,130      (99,904)           103,648
                                   -------------------------------------      -------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY               $695,834    $281,679    $ 181,434         $1,158,947
                                   =====================================      =============

Certain 21st Century balances have been reclassified to conform to the Company's general financial presentation.

   SEE ACCOMPANYING NOTES.

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


                            JOURNAL REGISTER COMPANY
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  FOR THE TWENTY-SIX WEEKS ENDED JUNE 27, 2004
                                   (Unaudited)
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                              PRO FORMA         PRO FORMA
                                     JRC     21ST CENTURY    ADJUSTMENTS       CONSOLIDATED
                                                               (NOTE B)

 REVENUES:
 Advertising                     $154,136     $ 60,487                          $ 214,623
 Circulation                       44,608       10,512                             55,120
                                 ----------------------                       ------------
 Newspaper revenues               198,744       70,999
                                                                                  269,743
 Commercial printing and other      8,065        1,775                              9,840
                                 ----------------------                       ------------
 TOTAL                            206,809       72,774                            279,583

 OPERATING EXPENSES:
 Salaries and employee benefits    78,687       33,515                            112,202
 Newsprint, ink and printing
   charges                         15,870        6,830                             22,700
 Selling, general and
   administrative                  27,798       10,995                             38,793
 Depreciation and amortization      7,389        3,794         $  (277) (1)        11,650

                                                                   744  (2)
 Other                             29,484        8,983                             38,467
                                 ----------------------------------------     ------------
                                  159,228       64,117 (6)         467            223,812

 OPERATING INCOME                  47,581        8,657            (467)            55,771

 OTHER INCOME (EXPENSE):
 Net interest expense and other    (6,463)      (8,324)          1,003  (3)       (13,355)
                                 ----------------------                       ------------
                                                                   429  (4)
                                                                --------
 Income before provision for
   income taxes                    41,118          333             965             42,416
 Provision for income taxes        16,111          486              60  (5)        16,657
                                 ---------------------------------------      ------------

 NET INCOME (LOSS)               $ 25,007     $   (153)        $   905          $  25,759
                                 =======================================        ==========

 NET INCOME PER SHARE
 Basic                             $ 0.60                                          $ 0.62
 Diluted                           $ 0.59                                          $ 0.60

 WEIGHTED AVERAGE SHARES
   OUTSTANDING:
 Basic                             41,852                                          41,852
 Diluted                           42,635                                          42,635

Certain 21st Century operating expenses have been reclassified to conform to the Company's general financial presentation.

SEE ACCOMPANYING NOTES.

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


                            JOURNAL REGISTER COMPANY
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                   FOR THE FISCAL YEAR ENDED DECEMBER 28, 2003

                                   (Unaudited)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              PRO FORMA         PRO FORMA
                                     JRC     21ST CENTURY    ADJUSTMENTS       CONSOLIDATED
                                                               (NOTE B)

REVENUES:
Advertising                         $298,986    $128,915                          $427,901
Circulation                           90,034      20,018                           110,052
                                    ---------------------                      ------------
Newspaper revenues                   389,020     148,933                           537,953
Commercial printing and other         16,966       3,746                            20,712
                                    ---------------------                      ------------
TOTAL                                405,986     152,679                           558,665

OPERATING EXPENSES:
Salaries and employee benefits       155,355      68,986                           224,341
Newsprint, ink and printing
  charges                             31,181      13,730                            44,911
Selling, general and
  administrative                      51,932      21,654                            73,586
Depreciation and amortization         15,447       7,551        $ (554) (1)         23,932
                                                                 1,488  (2)
Pension Curtailment                               (2,532)                           (2,532)
Other                                 58,334      19,822                            78,156
                                    ------------------------ ----------        ------------
                                     312,249     129,211 (6)       934             442,394

OPERATING INCOME                      93,737      23,468          (934)            116,271

OTHER INCOME (EXPENSE):
Net interest expense and other       (15,627)    (16,824)        3,281  (3)        (28,313)
                                                                   857  (4)              -
                                    -----------------------  ----------        ------------
Income before provision for           78,110       6,644         3,204              87,958
  income taxes
Provision for income taxes             6,120         973         2,687  (5)          9,780
                                    -----------------------  ----------        ------------

NET INCOME                          $ 71,990    $  5,671        $  517            $ 78,178
                                    ===================================        ============

NET INCOME PER SHARE
Basic                                  $1.75                                         $1.90
Diluted                                $1.72                                         $1.87

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic                                 41,245                                        41,245
Diluted                               41,834                                        41,834

Certain 21st Century operating expenses have been reclassified to conform to the Company's general financial presentation.

SEE ACCOMPANYING NOTES.

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


              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)




NOTE A:  PRO FORMA BALANCE SHEET ADJUSTMENTS

(1) To record the purchase of the 21st Century acquisition, including associated transaction costs and the extinguishment of the prior 21st Century long-term indebtedness and related deferred financing costs; to eliminate the goodwill on 21st Century's books at the date of acquisition; and to record the excess of the acquisition price over the fair value of the assets acquired.
(2) To record the cash proceeds from the Credit Agreement, the payment of related financing costs and the extinguishment of the Company's prior credit facility.
(3) To reclassify the $8.4 million federal tax benefit related to approximately $24 million of the 21st Century net operating loss carry-forwards that are expected to be utilized by June 27, 2005. The total amount of net operating loss carry-forwards acquired in connection with the 21st Century acquisition is estimated at approximately $54 million.
(4) To record the write-off of the Company's deferred financing costs and related tax benefits associated with its prior credit facility.
(5) To reflect property, plant and equipment of 21st Century at the estimated fair market value by eliminating accumulated depreciation.

NOTE B:  PRO FORMA STATEMENTS OF INCOME ADJUSTMENTS

(1) To reverse the amortization of deferred financing costs associated with the Company's prior credit agreement. The purchase price allocation is preliminary, and the final determination of value could result in a significant increase or decrease in amortization expense in future periods from the amounts currently estimated.
(2) To record the amortization of deferred financing costs related to the Credit Agreement.
(3) To adjust the interest expense to reflect the terms of the Credit Agreement. The interest related to the new debt is calculated at a weighted average interest rate of 2.67 percent and 2.65 percent for the year ended December 28, 2003 and the twenty-six weeks ended June 27, 2004, respectively. A 1/8 percent change in interest rate would result in a change of approximately $1 million and $0.5 million in interest expense for the year ended December 28, 2003 and the twenty-six weeks ended June 27, 2004, respectively.
(4) To reverse the amortization of deferred financing costs included in interest expense and associated with the 21st Century debt, which was extinguished at closing.
(5)   To record the related tax effect of the above-noted transactions.
(6) Operating expenses for the trailing twelve month periods ended December 28, 2003 and June 27, 2004 include approximately $2.3 million and $2 million, respectively, that 21st Century identified as non-recurring expenses, but which have been included in operating expense in the historical and pro forma statements of income included herein.


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